As filed with the Securities and Exchange Commission on November 8, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCURY SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2741391
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

50 Minuteman Road
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

MERCURY SYSTEMS, INC.
Amended and Restated 2018 Stock Incentive Plan
(Full title of the plan)

Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary
Mercury Systems, Inc.
50 Minuteman Road
Andover, Massachusetts 01810
(Name and address of agent for service)

(978) 256-1300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [ ]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is being filed solely for the purpose of registering 3,450,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of Mercury Systems, Inc. (the “Company”) to be offered to participants under the Mercury Systems, Inc. Amended and Restated 2018 Stock Incentive Plan (the “2018 Plan”). The number of shares of Common Stock reserved for issuance under the 2018 Plan includes 8,811,877 shares which were previously registered with the Securities and Exchange Commission (the “Commission”) on Forms S-8 (File Nos. 333-228617 filed on November 30, 2018, 333-234534 filed on November 6, 2019, 333-250039 filed on November 12, 2020, 333-260915 filed on November 9, 2021, and 333-268244 filed on November 8, 2022) (the “Prior Registration Statements”), plus the number of shares underlying any grants previously made under the Mercury Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) that are forfeited, canceled, or are terminated (other than by exercise) from and after the effective date of the 2018 Plan.

All of the 3,450,000 shares registered hereby were approved for issuance pursuant to the 2018 Plan by shareholders at the Company’s 2023 Annual Meeting of Shareholders.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2018 Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as filed with the Commission on August 15, 2023;
(b)
The Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on September 21, 2023, to the extent specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023;

(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2023, as filed with the Commission on November 7, 2023;
(d)
The Company’s Current Reports on Form 8-K filed with the Commission on July 7, 2023 (Items 1.01, 5.02 and 9.01 only), July 20, 2023, August 15, 2023 (Items 2.05, 5.02 and 9.01 only), October 31, 2023, and November 7, 2023 (Items 1.01 and 2.03 only); and

(e)
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A dated January 7, 1998, as updated by Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2020, as filed with the Commission on August 18, 2020.

All reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
For the purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit	Description
4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009)
4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.1.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010)
4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on December 15, 2005)
4.4	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on November 13, 2012)
4.5	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2015)
4.6	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on December 29, 2021)
4.7	By-laws, amended and restated effective October 26, 2022 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on October 28, 2022)
5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of KPMG LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included in signature page to this Registration Statement)
99.1*	Mercury Systems, Inc. Amended and Restated 2018 Stock Incentive Plan
107*	Calculation of Filing Fee Table
*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, the Commonwealth of Massachusetts on this 8th day of November, 2023.

MERCURY SYSTEMS, INC.

By: /s/ David E. Farnsworth
David E. Farnsworth
Executive Vice President, Chief Financial Officer,

Power of Attorney
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William L. Ballhaus, Christopher C. Cambria, and David E. Farnsworth as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William L. Ballhaus William L. Ballhaus	President, Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)	November 8, 2023
/s/ David E. Farnsworth David E. Farnsworth	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	November 8, 2023
/s/ Michelle M. McCarthy Michelle M. McCarthy	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	November 8, 2023
/s/ Orlando P. Carvalho Orlando P. Carvalho	Director	November 8, 2023
/s/ Gerard J. DeMuro Gerard J. DeMuro	Director	November 8, 2023
/s/ Lisa S. Disbrow Lisa S. Disbrow	Director	November 8, 2023
/s/ Roger A. Krone Roger A. Krone	Director	November 8, 2023
/s/ Scott Ostfeld Scott Ostfeld	Director	November 8, 2023
/s/ Barry R. Nearhos Barry R. Nearhos	Director	November 8, 2023